CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 3, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-14294 and 811-5160) of Dreyfus New York Tax Exempt Money Market Fund.

                                ERNST & YOUNG LLP

New York, New York
September 20, 2002